UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2007

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2007, Bowne & Co., Inc. ("Bowne") entered into a modification (the "Lease Amendment") of its existing lease (the "Lease") dated as of February 24, 2005 with New Water Street Corp. ("Landlord") for its office facilities at 55 Water Street, New York, New York (the "55 Water Street facility"). Pursuant to the Lease Amendment, which became effective on signing, the leased space under the Lease was reduced, eliminating the 10th floor (approximately 61,000 square feet) (the "Terminated Space") from the leased space under the Lease. In consideration of entering into the Lease Amendment, Bowne made a payment to the Landlord of $2 million. As a result of the Lease Amendment, the fixed rent payable and the related operating expense reduction are expected to result in cost savings over the remainder of the term of the Lease (through May 2026) of approximately $50 million. The actual cost savings may be greater or less than the Company’s estimate. In addition, the letter of credit issued in favor of the Landlord in connection with the Lease was reduced by $2.8 million, to $6.6 million.

In conjunction with the Lease Amendment, Bowne entered into an agreement (the "GFI Agreement") with the GFI Group, Inc., ("GFI"), the successor tenant of the Landlord for the Terminated Space. In consideration of entering into the GFI Agreement, GFI made a payment to Bowne of $800,000. The GFI Agreement grants GFI certain limited rights to use Bowne’s conference room facilities and services on the 50th Floor at the 55 Water Street facility (the "Conference Facilities"), subject to availability, from time to time during the balance of the term of the Lease (through May 2026). Pursuant to the GFI Agreement, GFI shall pay for its use of the Conference Facilities and services at Bowne’s standard rates then in effect. The GFI Agreement also grants to GFI a right of first offer, subject to the Landlord’s recapture rights, if Bowne should desire to vacate all or a portion of certain of its offices at the 55 Water Street facility during the balance of the term of the Lease.

Item 2.06 Material Impairments.

As a result of entering into the Lease Amendment, Bowne expects to incur restructuring and impairment charges in the range of $5 to $6 million primarily related to the write-off of leasehold improvements and the $2 million paid to Landlord, net of the $800,000 received from GFI. In addition, the Company expects to incur capital expenditures of approximately $3 million related to the build-out of the existing space at the 55 Water Street facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

June 14, 2007	By:	John J. Walker

Name: John J. Walker
Title: Senior Vice President and Chief Financial Officer